SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 UNDER THE SECURITIES ACT OF 1933

STARFLICK.COM

(Exact name of registrant as specified in its charter)

NEVADA

(State of Incorporation or Organization)

TBA

(I.R.S. Employer Identification Number)

Consulting Agreement with Ashmit Patel

(Full title of the plan)

Ashmit Patel Esq. 20A Sandstone Court, Annapolis, Maryland 21403

(Name and Address of Agent for Service)

(202) 470-6841

(Telephone number including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities

Proposed Maximum

Proposed Maximum

Securities to be Registered

d

Price Per Share

Offering Price

Fee

NA

NA

NA

NA

EXPLANATORY NOTE

Starflick.com (the “Registrant”) is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed August 25, 2015.  The purpose of the Amendment is to add Exhibit 23.2, Consent of Independent Registered Public Accounting Firm, which was omitted from the original filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Pt. Roberts, WA on this 31st day of August, 2015.

STARFLICK.COM

(Registrant)

/s/ Zoltan Nagy By: Zoltan Nagy President

Pursuant to the requirements of the 1933 Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated:

EXHIBIT INDEX

The following Exhibits are filed as part of this post effective amendment to the registration statement:

Exhibit No.	Description	Page
23.2	Consent of Independent Registered Public Accounting Firm	6

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 29, 2015 with respect to the audited financial statements of StarFlick.com for the year ended March 31, 2015.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

August 31, 2015

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